EXHIBIT 1(b)
$19,400,000
MARTIN COUNTY, FLORIDA

Pollution Control Revenue Refunding Bonds
(Florida Power & Light Company Project)
Series 1994




UNDERWRITING AGREEMENT





                 Underwriting Agreement, dated
March 28, 1994, between Martin County, Florida (the "Issuer"), and Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., jointly and severally (the "Underwriters").

             1. Description of Bonds. The Issuer proposes to issue and sell $19,400,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994, with the terms specified in Schedule I hereto (the "Bonds"), pursuant to a Trust Indenture, to be dated as of March 1, 1994 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee (the "Trustee"), and pursuant to a resolution adopted by the Issuer on March 22, 1994 (the "Resolution"). The Bonds will be payable, except to the extent payable from bond proceeds and other moneys pledged therefor, solely from, and secured by a pledge of, the revenues to be derived by the Issuer under a Loan Agreement, to be dated as of March 1, 1994 (the "Loan Agreement"), by and between the Issuer and Florida Power & Light Company (the "Company").

             2. Purchase, Sale and Closing. On the basis of the representations and warranties contained herein and in the Letter of Representation, hereinafter defined, and subject to the terms and conditions set forth herein and in the Official Statement, hereinafter defined, the Underwriters will jointly and severally purchase from the Issuer, and the Issuer will sell to such Underwriters, the Bonds. The price for the Bonds will be 100% of the principal amount thereof and shall be payable in immediately available funds. The closing will be held at the office of Reid & Priest, 40 West 57th Street, New York, New York 10019, at 9:00 A.M. New York time on March 29, 1994, or such other date, time or place as may be agreed upon by the parties hereto. The hour and date of such closing are herein called the "Closing Date". The Bonds will be delivered in New York, New York in definitive registered form and registered in such names as the Underwriters may reasonably request, except with respect to the Bonds which bear interest at a weekly interest rate which will be registered in the name of a nominee of The Depository Trust Company, and will be made available to the Underwriters for inspection and packaging upon delivery at The Depository Trust Company, New York, New York, or at such other place as may be agreed upon by the Issuer, the Company and the Underwriters. As compensation for the services of the Underwriters as contemplated herein, the Company agrees to pay the Underwriters a fee in the amount of $48,500.

             3. Representations of the Issuer. The Issuer represents and warrants to the Underwriters that:

                 (a)  The Issuer has approved the delivery
              of an Official Statement, dated March 28, 1994, for use in connection with the sale and distribution of the Bonds. The Issuer has ratified and confirmed the use prior to the date hereof of a Preliminary Official Statement, dated March 23, 1994 in connection with the offering of the Bonds. Appendix A to such Official Statement and such Preliminary Official Statement describes certain matters relating to the

              Company and is sometimes herein separately referred to as "Appendix A." Such Official Statement and such
              Preliminary Official Statement, as amended and supplemented, including in each case Appendix A and all documents incorporated by reference therein, Appendix B, Appendix C, Appendix D, Appendix E, Appendix F, and Appendix G are herein referred to as the "Official Statement" and the "Preliminary Official Statement", respectively, and all references herein to matters described, contained or set forth in the Official Statement or the Preliminary Official Statement shall, unless specifically stated otherwise, include Appendix A and all documents incorporated by reference therein, Appendix B, Appendix C, Appendix D, Appendix E, Appendix F, and Appendix
              G. For the purposes of this Agreement, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the Official Statement and incorporated by reference in the Official Statement shall be deemed to be a supplement to the Official Statement. The information with respect to the Issuer contained in the Official Statement under the heading "Disclosure Required by Florida Blue Sky Regulations" does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer assumes no responsibilities for the accuracy, sufficiency or fairness of any statements in the Preliminary Official Statement or the Official Statement or any supplements thereto other than statements and information therein relating to the Issuer under the captions "Introductory Statement" and "Disclosure Required by Florida Blue Sky Regulations".

                 (b)  The Issuer will not at any time
              authorize an amendment or supplement (including an amendment or supplement resulting from the filing of a document incorporated by reference) to the Official Statement without prior notice to the Company, the Underwriters, and Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, or any such amendment or supplement to which the Company or the Underwriters shall reasonably object in writing, or which shall be unsatisfactory to Winthrop, Stimson, Putnam & Roberts. At the date hereof, the information with respect to the Issuer in the Official Statement and the Preliminary Official Statement is true and correct.

                 (c) The Issuer is a validly existing political subdivision of the State of Florida with full legal right, power and authority under the laws of the State of Florida, including particularly Part II of Chapter 159, Florida Statutes, as amended, to consummate the transactions involving the Issuer contemplated herein and in the Official Statement and to fulfill the terms hereof on the part of the Issuer to be fulfilled.

                 (d) The consummation of the transactions contemplated herein and in the Official Statement and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled have been duly authorized by all necessary action of the Issuer in accordance with the laws of the State of Florida.

                 (e)  The execution and delivery by the
              Issuer of the Loan Agreement and the Indenture, the pledge and assignment by the Issuer to the Trustee of certain of its rights under the Loan
              Agreement, the consummation by the Issuer on its part of the transactions contemplated herein and in the Official Statement and the fulfillment of the terms hereof by the Issuer and the compliance by the Issuer with all the terms and provisions of the Indenture and the Loan Agreement will not conflict with, or constitute a breach of or default under, any constitutional provision, statute or ordinance, any indenture, mortgage, deed of trust, resolution or other agreement or instrument to which the Issuer is now a party or by which it is now bound, or, to the knowledge of the Issuer, any order, rule or regulation applicable to the Issuer of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties.

                 (f)  Except as disclosed in or contemplated
              by the Official Statement, as it may be amended or supplemented, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body to which the Issuer is a party, pending or, to the knowledge of the Issuer, threatened against the Issuer, (i) to restrain or enjoin the issuance or sale of the Bonds or the performance by the Issuer of the Loan Agreement or the Indenture including without limitation assignment to the Trustee of the Issuer's right to receive Loan Repayments and certain other rights under the Loan Agreement as security for the Bonds, or (ii) wherein an unfavorable decision, ruling or finding would (A) have a material adverse effect on the transactions contemplated herein or in the Official Statement or (B) adversely affect or put in question the validity or enforceability of the Bonds, the Indenture, the Loan Agreement, this Agreement, the Letter of Representation, dated the date hereof, in the form attached hereto as Exhibit F (the "Letter of Representation") from the Company to the Issuer and the Underwriters or any other agreement, instrument or document to which the Issuer is a party or by which it is bound relating to the consummation of the transactions contemplated herein or in the Official Statement.

             4.  Underwriters' Representation.  The
Underwriters intend to make a public offering of the Bonds for sale upon the terms and conditions set forth in the Official Statement.

             5. Covenants of the Issuer. The Issuer agrees that:

                 (a)  It has delivered herewith or will
              cause to be delivered to the Underwriters as soon as practicable, a copy of the Official Statement and will deliver or cause to be delivered to the Underwriters promptly, which in no event will be later than seven business days after the date hereof, as many copies of the Official Statement as the Underwriters may reasonably request. Upon the issuance thereof, the Issuer will deliver to the Underwriters copies of all amendments and supplements to the Official Statement (other than documents incorporated by reference therein).

                 (b)  It will cooperate with the Company and
              the Underwriters in connection with the
              preparation of the Official Statement and any amendment or supplement thereto which the Company may be required to furnish the Underwriters pursuant to the Letter of Representation.

                 (c)  It will furnish such proper
              information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such jurisdictions as the Underwriters may designate, provided that the Issuer shall not be required to qualify as a dealer in securities, or to file any consents to service of process, under the laws of any jurisdiction, or to meet other requirements deemed by the Issuer to be unduly burdensome.

                 (d)  It will not take or omit to take any
              action the taking or omission of which would cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Indenture and the Loan Agreement, as each may be amended from time to time.

                 (e)  At the request of the Underwriters or
              the Company, it will take such action as is necessary and within its power and at the sole expense of the Company to assure or maintain the status of the interest on the Bonds as excluded from gross income for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

                 The foregoing covenants are conditioned upon the Company's compliance with Section 2 of the Letter of Representation.

             6. Conditions of Underwriters' Obligation. The obligation of the Underwriters to purchase and pay for the Bonds shall be subject to the accuracy of, and compliance with, the representations and warranties of the Issuer and the Company contained herein and in the Letter of Representation, respectively, to the performance by the Issuer and the Company of their obligations to be performed hereunder and under the Letter of Representation, respectively, at and prior to the Closing Date and to the following conditions:

                 (a) At the Closing Date, the Indenture, the Loan Agreement and the Letter of Representation shall be in full force and effect, and if executed subsequent to the execution hereof and prior to the Closing Date, shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Underwriters; provided, however, that the acceptance of delivery of the Bonds by the Underwriters on the Closing Date shall be deemed to constitute such approval; and the Underwriters shall have received an executed counterpart or certified copy of the Indenture and the Loan Agreement.

                 (b) At the Closing Date, the Bonds shall have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture.

                 (c)  At the Closing Date, no order, decree
              or injunction of any court of competent
              jurisdiction shall have been issued, or
              proceedings therefor shall have been commenced, nor shall any order, ruling, regulation or official statement by any governmental official, body or board, have been issued, nor shall any legislation have been enacted, with the purpose or effect of prohibiting or limiting the issuance, offering or sale of the Bonds as contemplated herein or in the Official Statement or the performance of the Indenture or the Loan Agreement, in accordance with their respective terms.

                 (d)  At the Closing Date, there shall be in
              full force and effect an authorization of the Florida Public Service Commission with respect to the participation of the Company in the transactions contemplated herein and in the Official Statement, and containing no provision unacceptable to the Underwriters by reason of the fact that it is materially adverse to the Company, it being understood that no authorization in effect at the time of the execution hereof by the Underwriters contains any such unacceptable provision.

                 (e)  At the Closing Date, the Underwriters
              shall have received opinions, dated the Closing Date, of the County Attorney for Martin County, Florida, Squire, Sanders & Dempsey, as Bond Counsel, Steel Hector & Davis and Reid & Priest, counsel to the Company, and Winthrop, Stimson, Putnam & Roberts as counsel for the Underwriters, substantially in the forms thereof attached hereto as Exhibits A, B-1, B-2, C, D, and E, respectively, but with such changes as the Underwriters shall approve.

                 (f)  At the Closing Date, the Underwriters
              shall have received from Deloitte & Touche, to the extent permitted by Statement of Auditing
              Standards No. 72, a letter to the effect that
              (i) they are independent public accountants with respect to the Company within the meaning of the Securities Act of 1933, as amended (the
              "Securities Act"), and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements audited by them and incorporated by reference in Appendix A to the Official Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of a reading of the unaudited condensed consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement, the latest available interim unaudited consolidated financial statements of the Company since the close of the Company's most recent audited fiscal year, if different from the unaudited condensed consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement, the minutes and consents of the Board of Directors, the Finance Committee of the Board of Directors, the Stock Issuance Committee of the Board of Directors, and Shareholder of the Company since the end of the most recent audited fiscal year, and inquiries of officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche make no representation as to the sufficiency of such procedures for the Underwriter's purposes), nothing has come to their attention which caused them to believe that (a) the unaudited condensed consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in Appendix A to the Official Statement, as amended or supplemented, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in Appendix A to the Official Statement, (b) at the date of the latest available interim balance sheet read by them, if different from the consolidated balance sheet incorporated by reference in Appendix A to the Official Statement, and at a specified date not more than five days prior to the Closing Date there was any change in the common stock, additional paid in capital, preferred stock or long-term debt of the Company, or decrease in its net assets, in each case as compared with amounts shown in the most recent consolidated balance sheet incorporated by reference in Appendix A to the Official Statement, except in all instances for changes or decreases which Appendix A to the Official Statement, as amended or supplemented, discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or which are described in such letter, or
              (c) for the period from the date of the most recent consolidated balance sheet incorporated by reference in Appendix A to the Official Statement to the latest available interim balance sheet read by them and for the period from the latest available interim balance sheet read by them to a specified date not more than five days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income or net income available to FPL Group, Inc., except in all instances for decreases which Appendix A to the Official Statement, as amended or supplemented, discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in Appendix A to the Official
              Statement and such other items as the Underwriter may reasonably request.

                 (g)  At the Closing Date, the Underwriters
              shall have received from the Issuer a certificate of its Chairman or Vice Chairman of the Board of County Commissioners, dated the Closing Date, stating in effect that each of the representations and warranties of the Issuer set forth herein is true, accurate and complete in all material respects at and as of the Closing
              Date and that each of the obligations of the Issuer hereunder to be performed by it at or prior to the Closing Date has been performed.

                 (h) At the Closing Date, the Underwriters shall have received a certified copy of the Resolution of the Issuer authorizing the issuance and sale of the Bonds.

                 (i) Since the date of the Official Statement, as it may be amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated by reference), and up to the Closing Date, there shall have been no material adverse change in the business, properties or financial condition of the Company, except as reflected in or contemplated by the Official Statement, as it may be so amended or supplemented, and, since such date and up to the Closing Date, there shall have been no material transaction entered into by the Company other than transactions reflected in or contemplated by the Official Statement, as it may be so amended or supplemented, and transactions in the ordinary course of business.

                 (j) At the Closing Date, the Underwriters shall have received from the Company a certificate, dated the Closing Date, signed by the President or any Vice President or the Treasurer or the Assistant Treasurer of the Company to the effect of paragraph (i) above and stating in effect that the representations and warranties of the Company set forth in the Letter of Representation are true, accurate and complete in all material respects at and as of the Closing Date and that each of the obligations of the Company under the Letter of Representation to be performed at or prior to the Closing Date has been performed.

                 (k) At the Closing Date, the Company shall have delivered to the Underwriters a wire or check payable in immediately available funds in an amount equal to and representing the Underwriters' fee specified in Section 2 hereof.

                 In case any of the conditions specified
above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriters upon mailing or delivering written notice thereof to the Issuer and the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 3 of the Letter of Representation.

             7.  Termination.  (a) This Agreement may be
terminated by the Underwriters by delivering written notice thereof to the Issuer and the Company, at or prior to the Closing Date, if:

                     (i) after the date hereof and at
                 or prior to the Closing Date there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, Inc. or there shall have been established by the New York Stock Exchange, Inc. or by the Securities and Exchange Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, the effect of which on the financial markets of the United States shall be such as to make it impracticable for the Underwriters to enforce contracts for the sale of the Bonds;

                    (ii) there shall have occurred any
                 new outbreak of hostilities including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable for the Underwriter to enforce contracts for the sale of the Bonds;

                    (iii)     after the date hereof and at
                 or prior to the Closing Date, legislation shall be enacted by the Congress or adopted by either House thereof or a decision shall be rendered by a federal court, including the Tax Court of the United States, or a ruling, regulation or order by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or other governmental agency shall be issued or proposed with respect to the imposition of federal income taxation upon receipts, revenues or other income of the same kind and character expected to be derived by the Issuer, including, without limitation, Loan Repayments and other amounts under the Loan Agreement, or upon interest received on bonds of the same kind and character as the Bonds, with the result in any such case that it is impracticable, in the reasonable judgment of the Underwriters, for the Underwriters to enforce contracts for the sale of the Bonds; or

                    (iv) the subject matter of any
                 amendment or supplement to the Official
                 Statement prepared and furnished by the
                 Issuer or the Company renders it, in the judgment of the Underwriters, either inadvisable to proceed with the offering or inadvisable to proceed with the delivery of the Bonds to be purchased hereunder.

                 (b)  This Agreement shall terminate upon
              the termination of the Letter of Representation as provided in Section 4 thereof.

                 (c) Any termination of this Agreement
              pursuant to this Section 7 shall be without liability of any party to any other party except as otherwise provided in Section 3 of the Letter of Representation.

             8. Truth-In-Bonding Statement. The Issuer is proposing to issue $19,400,000 principal amount of the Bonds for the purpose of retiring an equal principal amount of bonds previously issued by Martin County, Florida. The Bonds are expected to be repaid over a period of 30.5 years. At a forecasted interest rate of 7.5%, total interest paid over the life of the debt or obligation will be $44,377,500.

                 The source of repayment for this proposal is the payments by the Company under the Loan Agreement. Authorizing this debt or obligation will result in $0 moneys not being available to finance the other services of the Issuer each year for 30.5 years.

             9.  Miscellaneous.  The validity and
interpretation of this Agreement shall be governed by the law of the State of Florida. This Agreement shall inure to the benefit of the Issuer, the Underwriters and the Company, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any Bonds from or through the Underwriters. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                 The representations and warranties of the Issuer contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and shall survive the delivery of the Bonds.

            10. Notices and other Actions. All notices, demands and formal actions hereunder will be in writing mailed, telegraphed or delivered to:

The Issuer:        Martin County
                   2401 S.E. Monterey Road
                   Stuart, Florida  34996
                   Attention:  Chairman of the Board of County Commissioners

The Company:       Florida Power & Light Company
                   700 Universe Boulevard
                   Juno Beach, Florida  33408-8801
                   Attention: Treasurer

The Underwriters:  Goldman, Sachs & Co.
                   85 Broad Street
                   New York, New York  10004
                   Attention: Municipal Finance Department

                   Bear, Stearns & Co. Inc.
                   245 Park Avenue
                   New York, New York  10167
                   Attention:  Municipal Finance Department

                 In Witness Whereof, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.


                                MARTIN COUNTY, FLORIDA


                                By:  M. L. WILCOX
                                     Chairman of the Board of County
                                     Commissioners of Martin County, Florida


Attest:                         Approved by the County Attorney as to Form:



MARSHA STILLER                  By:  NOREEN S. DREYER
Clerk of the Board of County         County Attorney for
Commissioners of Martin              Martin County, Florida
County, Florida




                                GOLDMAN, SACHS & CO.



                               (Goldman, Sachs & Co.)



                                BEAR, STEARNS & CO. INC.



                                By:  M. E. RESCOE


Approved:

FLORIDA POWER & LIGHT COMPANY



By:  DILEK SAMIL
     Treasurer

                 SCHEDULE I


Underwriting Agreement dated March 28, 1994.

Issuer:                 Martin County, Florida

Bonds:

Designation:            Pollution Control Revenue Refunding Bonds
                        (Florida Power & Light Company Project), Series 1994.

Principal Amount:       $19,400,000

Date of Maturity:       September 1, 2024

Initial Interest Rate:  2.10%

Purchase Price:         100% of the principal amount thereof.

Public Offering Price:  100% of the principal amount thereof.

Redemption Provisions:  The Bonds will be subject to redemption by the Issuer, in whole or In part, at the direction of Florida
                        Power & Light Company, as set forth in the Official Statement.

Underwriters' Fee:      $48,500

                  EXHIBIT A

(Letterhead of County Attorney for Martin County)

March 29, 1994


Martin County
Stuart, Florida

Squire, Sanders & Dempsey
Miami, Florida

Goldman, Sachs & Co.
New York, New York

Bear, Stearns & Co. Inc.
New York, New York

            (the "Underwriters" named in the
            Underwriting Agreement dated
            March 28, 1994 (the "Agreement")
            relating to the Bonds referred to below)

Ladies and Gentlemen:

                 I am County Attorney for Martin County,
Florida, (the "Issuer") and as such have acted as Issuer's counsel in connection with the issuance and sale of $19,400,000 aggregate principal amount of the Issuer's Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994 (the "Bonds"). The Bonds are being issued pursuant to a resolution adopted by the Issuer on March 22, 1994 (the "Resolution") to refund the outstanding $19,400,000 principal amount of bonds previously issued by the Issuer to finance a portion of the cost of acquisition, construction and installation of certain pollution control facilities located at the Martin Steam Electric Generating Plant of Florida Power & Light Company (the "Company"), all as more particularly described in the Trust Indenture, dated as of March 1, 1994 (the "Indenture"), between the Issuer and First Union National Bank of Florida, Miami, Florida, as trustee (the "Trustee"). The issuance of the Bonds and the Project were approved by the Issuer in the Resolution.

                 Based upon such review as I deemed
necessary, I am of the opinion that:

            (1) The Issuer is a validly existing political subdivision of the State of Florida with full legal right, power and authority under the laws of the State of Florida, including particularly
Part II of Chapter 159, Florida Statutes, as amended, to execute and perform its obligations under the Loan Agreement, dated as of March 1, 1994 between the Company and the County (the "Loan Agreement"), the Agreement, the Indenture and the Bonds.

            (2) The Resolution is a valid resolution of the Issuer, duly adopted by the Issuer at a meeting duly noticed, called and held in accordance with the Constitution and laws of the State of Florida.

            (3) The acceptance by the Issuer of the Letter of Representation dated March 28, 1994 from the Company (the "Letter of Representation") has been duly authorized, and said Letter of Representation has been validly accepted by the Issuer.

            (4) The Issuer has duly approved the use and distribution of the Official Statement, dated March 28, 1994 (the
"Official Statement") at the meeting wherein the Resolution was adopted and has duly authorized such changes, insertions and omissions as may be approved by its Chairman or its Vice Chairman as evidenced by the execution and delivery of the Indenture.

            (5) To the best of my knowledge, neither the making or the performance by the Issuer of the Loan Agreement, the Indenture or the Agreement, nor the acceptance by the Issuer of the Letter of Representation, violates or conflicts with any provision of the Martin County Code of Ordinances, or any resolution, agreement or instrument to which the Issuer is a party or by which it is bound, or, to my knowledge, any order, rule or regulation applicable to the Issuer of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, except that no opinion is rendered as to the existence of any conflict with the provisions of any resolution authorizing the issuance of bonds by the Issuer.

            (6) Except as disclosed in or contemplated by the Official Statement, I have not been made aware of any action, suit, proceeding or investigation at law or in equity or before or by any court, public board or body, to which the Issuer is a party which is pending or, threatened against or affecting the Issuer wherein an unfavorable decision, finding or ruling would adversely affect (i) the transactions contemplated by the Indenture, the Loan Agreement, the Official Statement or by the Agreement, (ii) the validity or enforceability of the Bonds, the Indenture or the Loan Agreement, or
(iii) the exclusion from gross income for federal income tax purposes of interest on the Bonds.

Very truly yours,

                 EXHIBIT B-1

  (Letterhead of Squire Sanders & Dempsey)


March 29, 1994


To:  Martin County
     Stuart, Florida

     Goldman, Sachs & Co.
     New York, New York

     Bear, Stearns & Co. Inc.
     New York, New York

Ladies and Gentlemen:

   We have acted as Bond Counsel in connection with the issuance by Martin County, Florida (the "Issuer") of its $19,400,000 Martin County, Florida Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994, dated as of March 1, 1994 (the "Series 1994 Bonds"). The Series 1994 Bonds are being issued pursuant to Part II of Chapter 159, Florida Statutes, as amended (the "Act"), for the purpose of making a loan to Florida Power & Light Company (the "Company") to refund the outstanding $19,400,000 Martin County, Florida Pollution Control Revenue Bonds (Florida Power & Light Company Project), Series A, dated as of January 1, 1978 issued to finance a portion of the cost of acquisition, construction and installation of certain pollution control facilities located at the Martin Plant of the Company all as more particularly described in the Trust Indenture, dated as of March 1, 1994 (the "Indenture"), between the Issuer and First Union National Bank of Florida, Miami, Florida, as trustee (the "Trustee").

   In rendering this opinion, we have examined the transcript of proceedings (the "Transcript") relating to the issuance of the Series 1994 Bonds. The Transcript documents include an executed counterpart of the Indenture and an executed counterpart of the Loan Agreement, dated as of March 1, 1994 (the "Agreement"), between the Issuer and the Company. We also have examined an executed Series 1994 Bond.

   Based on this examination, we are of the opinion that, under existing law:

   1. The Series 1994 Bonds, the Indenture and the Agreement are valid, legal, binding and enforceable in accordance with their respective terms, subject to bankruptcy laws and other laws affecting creditors' rights and to the exercise of judicial discretion.

   2. The Series 1994 Bonds constitute limited obligations of the Issuer, and the principal of and interest and any premium on the Series 1994 Bonds (collectively, "debt service") are payable solely from the revenues and other moneys pledged and assigned by the Indenture to secure that payment. Those revenues and other moneys include the Loan Repayments required to be made by the Company under the Agreement. The Series 1994 Bonds and the payment of debt service thereon are not secured by an obligation or pledge of any moneys raised by taxation, and the Series 1994 Bonds do not represent or constitute a debt or pledge of the faith and credit of the Issuer, the State of Florida or any political subdivision thereof.

   3. The interest on the Series 1994 Bonds is excluded from gross income for federal income tax purposes under Section 103(a) of the Internal Revenue Code of 1986, as amended (the "Code"), except on any Series 1994 Bonds for any period during which it is held by a "substantial user" or a "related person" as those terms are used in
Section 147(a) of the Code, and the interest on the Series 1994 Bonds is not treated as an item of tax preference under Section 57 of the Code for purposes of the alternative minimum tax imposed on individuals and corporations. The Series 1994 Bonds and the interest thereon are exempt from all taxation under the laws of the State of Florida, except estate taxes and taxes measured by income which are imposed by Chapter 220, Florida Statutes, as amended, on "corporations", "banks" and "savings associations", as such terms are defined in said Chapter 220. We express no opinion as to other tax consequences regarding the Series 1994 Bonds.

   Under the Code, portions of the interest earned by certain corporations (as defined for federal income tax purposes) may be subject to a corporate alternative minimum tax and an environmental tax imposed for certain taxable years, and interest may be subject to a branch profits tax imposed on certain foreign corporations doing business in the United States and to a tax imposed on excess net passive income of certain S corporations.

   In giving the foregoing opinion with respect to the treatment of interest on the Series 1994 Bonds and the status of the Series 1994 Bonds under the federal tax laws, we have assumed and relied upon compliance with the covenants of the Issuer and the Company and the accuracy, which we have not independently verified, of the representations and certifications of the Issuer and the Company contained in the Transcript. The accuracy of certain of those representations and certifications, and compliance by the Issuer and the Company with certain of those covenants, may be necessary for the interest on the Series 1994 Bonds to be and to remain excluded from gross income for federal income tax purposes. Failure to comply with certain requirements with respect to the Series 1994 Bonds (or with similar requirements with respect to certain other issues of bonds to be issued by certain other issuers on behalf of the Company at substantially the same time as the Series 1994 Bonds) subsequent to the issuance of the Series 1994 Bonds could cause the interest thereon to be included in gross income for federal income tax purposes retroactively to the date of issuance of the Series 1994 Bonds. We also have relied upon the opinion of Steel Hector & Davis, as counsel for the Company, as to all matters concerning the due authorization, execution and delivery by, and the binding effect upon and enforceability against, the Company of the Agreement. We have further assumed the due authorization, execution and delivery by, and the binding effect upon and enforceability against, the Trustee of the Indenture.

                                Respectfully submitted,

                 EXHIBIT B-2

  (Letterhead of Squire, Sanders & Dempsey)

March 29, 1994


To:  Martin County
     Stuart, Florida

     Goldman, Sachs & Co.
     New York, New York

     Bear, Stearns & Co. Inc.
     New York, New York

Ladies and Gentlemen:

   This supplemental opinion is rendered at your request in connection with the issuance by Martin County, Florida (the "Issuer") of its $19,400,000 Martin County, Florida Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994, dated as of March 1, 1994 (the "Series 1994 Bonds"). In connection with the issuance of the Series 1994 Bonds, we have delivered to each of you our approving legal opinion as Bond Counsel (the "Approving Opinion").
In rendering this opinion, we have examined and relied upon the matters contained, referred to and identified, and to the same extent stated, in the Approving Opinion. We also have examined (i) the Official Statement, dated March 28, 1994, relating to the Series 1994 Bonds and certain other issues of bonds (the "Official Statement") and (ii) the Securities Act of 1933, as amended (the "1933 Act"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules, regulations and interpretations under those acts. All terms used in this supplemental opinion and not defined herein shall have the same meaning as assigned in the Approving Opinion.

   Based on such examination, we are of the opinion that, under existing law:

   (1) The Issuer is a validly existing political subdivision of the State of Florida with full authority to execute and deliver the Indenture, the Agreement and to issue and sell the Series 1994 Bonds pursuant to the Act.

   (2) In connection with the offering and sale of the Series 1994 Bonds to the public, neither the Series 1994 Bonds nor any securities evidenced thereby are required to be registered under the 1933 Act and neither the Indenture nor any other instrument is required to be qualified under the 1939 Act.

   (3) The statements in the Official Statement relating to the Series 1994 Bonds, the Indenture and the Agreement under the captions "The Series 1994 Bonds" (except for certain information and statements provided by The Depository Trust Company under "The Series 1994 Bonds -- Book-Entry System", as to which, with your permission, we express no opinion), "The Agreements" and "The Indentures", insofar as they describe the provisions of the Series 1994 Bonds, the Agreement and the Indenture, fairly and accurately summarize the material provisions of those documents. The statements pertaining to the Series 1994 Bonds in the Official Statement under the caption "Tax Exemption" fairly and accurately present the information purported to be shown.

   (4) Neither the making or the performance by the Issuer of the Loan Agreement, the Indenture or the Agreement, nor the acceptance by the Issuer of the Letter of Representation, violates or conflicts with any constitutional provision or statute or, to the best of our knowledge after due inquiry, any resolution authorizing the issuance of bonds by the Issuer.

   (5) No approval, consent or authorization of any Florida governmental or public agency or authority not already obtained is required by the Issuer in connection with the consummation by the Issuer of the transactions contemplated by the Official Statement or by the Agreement or the performance of its obligations under the Loan Agreement, the Indenture and the Agreement.

   This letter is furnished by us solely for your benefit in connection with the original issuance and delivery of the Series 1994 Bonds and may not, without our express written consent, be relied upon by any other person.

                                Respectfully submitted,

                  EXHIBIT C

    (Letterhead of Steel Hector & Davis)

March 29, 1994


Goldman, Sachs & Co.
New York, New York

Bear, Stearns & Co. Inc.
New York, New York

   (the "Underwriters" named in
   the Underwriting Agreement dated
   March 28, 1994 (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

                 We have acted as counsel for Florida Power
& Light Company (the "Company") in connection with the issuance and sale by Martin County, Florida (the "Issuer") of $19,400,000 aggregate principal amount of the Issuer's Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994 (the "Bonds"), issued under the Trust Indenture, dated as of March 1, 1994 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee (the "Trustee"), and in connection with the sale of the Bonds to the Underwriter in accordance with the Agreement.

                 We have participated in the preparation of or reviewed (1) the Indenture and the Loan Agreement, dated as of March 1, 1994 (the "Loan Agreement"), by and between the Company and the Issuer; (2) the Letter of Representation, dated March 28, 1994 (the "Letter of Representation"), from the Company to the Issuer and the Underwriter; (3) the Official Statement, dated March 28, 1994, including Appendix A and all documents incorporated by reference therein (the "Official Statement") and (4) such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion. We have also participated in the preparation of the Company's application to the Florida Public Service Commission for the authorization of, among other things, the issuance and sale of debt securities during 1994.

                 Upon the basis of the foregoing, we advise you that:

             I.  The Company is a validly organized and
existing corporation and is in good standing under the laws of the State of Florida, and is doing business in that State, and has valid franchises, licenses and permits adequate for the conduct of its business.

            II. The Company is a corporation duly authorized by its Restated Articles of Incorporation, as amended (the "Charter"), to conduct the business which it is now conducting as set forth in the Official Statement; the Company is subject, as to retail rates and services, issuance of securities, accounting and certain other matters, to the jurisdiction of the Florida Public Service Commission; and the Company is subject, as to wholesale rates, accounting and certain other matters, to the jurisdiction of the Federal Energy Regulatory Commission.

           III.  Except as stated or referred to in the
Official Statement, as amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated therein by reference), there are no material pending legal proceedings to which the Company is a party or of which property of the Company is the subject which if determined adversely would have a material adverse effect on the Company, and, to the best of our knowledge, no such proceeding is known by us to be contemplated by governmental authorities. We know of no litigation or proceedings, pending or threatened, challenging the validity of the Loan Agreement or the Letter of Representation or seeking to enjoin the performance of the Company's obligations thereunder.

            IV. The Loan Agreement has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 7.3 therein.

             V.  The consummation by the Company of the
transactions contemplated in the Letter of Representation, and the fulfillment by the Company of the terms of the Loan Agreement and the Letter of Representation, will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or by-laws, or any indenture, mortgage, deed of trust or other agreement or instrument, the terms of which are known to us, to which the Company is now a party, except where such breach or default would not have a material adverse effect on the business, properties or financial condition of the Company.

            VI.  Other than with respect to the opinions
expressed regarding the Official Statement under paragraphs VIII and XII, we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to matters in the Official Statement. We have generally reviewed and discussed such information with certain officers and employees of the Company, certain of its legal counsel, its independent public accountants, Bond Counsel, and your representatives. Additionally, as counsel to the Company, we have responsibility for certain of its legal matters. On the basis of such consideration, review and discussion, but without independent check or verification except as stated, nothing has come to our attention that would lead us to believe that the Official Statement, as amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated therein by reference) (except the information regarding the exclusion from gross income for federal income tax purposes of interest on the Bonds and the financial statements and other financial or statistical data included or incorporated by reference therein, as to which we express no opinion), at its date contained or at the date hereof contains, any untrue statement of a material fact or at its date omitted, or, at the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           VII. The Loan Agreement is being executed and delivered pursuant to the authority contained in an order of the Florida Public Service Commission, which authority is adequate to permit such action. To the best of our knowledge, said authorization is still in full force and effect, and no further approval, authorization, consent or order of any public board or body is legally required for the performance of the Company's obligations under the Loan Agreement.

          VIII.  The statements made in the Official
Statement under the captions "The Series 1994 Bonds", "The Agreements", and "The Indentures", insofar as they purport to constitute summaries of the terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

            IX.  At the time they were filed with the
Securities and Exchange Commission, the documents incorporated by reference in Appendix A to the Official Statement, as amended or supplemented (except as to the financial statements and other financial or statistical data included or incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder.

             X.  The offer and sale of the Bonds do not
require registration of the Bonds under the Securities Act of 1933, as amended, and, in connection therewith, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended; provided that, in giving this opinion, we have, with your consent, relied on the opinion of even date herewith rendered to you by Squire, Sanders & Dempsey as Bond Counsel, that the interest on the Bonds is excluded from gross income for federal income tax purposes and we have made no independent factual investigation with respect to such exclusion.

            XI. The Letter of Representation has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 6 therein.

           XII.  The information contained in the Official
Statement, which is stated therein to have been made in reliance upon our authority, or is specifically attributed to us, has been reviewed by us and is correct.

                 We are members of the Florida Bar and do not hold ourselves out as experts on the laws of New York and accordingly, this opinion is limited to the laws of Florida (other than the blue sky laws thereof) and the federal laws of the United States. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Reid & Priest, New York, New York. As to all matters of Florida law, Reid & Priest and Winthrop, Stimson, Putnam & Roberts are hereby authorized to rely upon this opinion as though it were rendered to each of them.

Very truly yours,

    (Letterhead of Steel Hector & Davis)

March 29, 1994



Martin County
Stuart, Florida

Squire, Sanders & Dempsey
Miami, Florida

Ladies and Gentlemen:

                 Attached hereto is an executed copy of our opinion of even date herewith, to the underwriter of $19,400,000 aggregate principal amount of Martin County, Florida Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994. You are hereby authorized to rely upon such opinion as though it were addressed to you.

Very truly yours,

                  EXHIBIT D

        (Letterhead of Reid & Priest)

New York, New York
March 29, 1994

Goldman, Sachs & Co.
New York, New York

Bear, Stearns & Co. Inc.
New York, New York

   (the "Underwriters" named in
   the Underwriting Agreement dated
   March 28, 1994 (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

                 With reference to the issuance by Martin
County, Florida (the "Issuer") and sale to the Underwriter named in the Agreement of $19,400,000 aggregate principal amount of the Issuer's Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994 (the "Bonds"), issued under the Trust Indenture, dated as of March 1, 1994 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee, we advise you that, as counsel for Florida Power & Light Company (the "Company"), we have reviewed (a) the Indenture and the Loan Agreement, dated as of March 1, 1994 (the "Loan Agreement"), by and between the Company and the Issuer;
(b) the Letter of Representation, dated March 28, 1994 (the "Letter of Representation"), from the Company to the Issuer and the Underwriter;
(c) the Official Statement, dated March 28, 1994, including Appendix A and all documents incorporated by reference therein (the "Official Statement"); (d) the Company's Restated Articles of Incorporation and by-laws, each as amended to the date hereof (respectively, the "Charter" and By-laws") and (e) the application by the Company to the Florida Public Service Commission for authorization of, among other things, the issuance and sale of debt securities during 1994.

                 On the basis of the foregoing, we advise you as follows:

             I. The Loan Agreement has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provision contained in Section 7.3 therein.

            II.  The statements made in the Official
Statement under the captions "The Series 1994 Bonds", "The Agreements", and "The Indentures", insofar as they purport to constitute summaries of the terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

           III.  At the time they were filed with the
Securities and Exchange Commission, the documents incorporated by reference in Appendix A to the Official Statement, as amended or supplemented (except as to the financial statements and other financial or statistical data included or incorporated by reference in such documents, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable, instructions, rules and regulations of the Securities and Exchange Commission thereunder.

            IV.  The offer and sale of the Bonds do not
require registration of the Bonds under the Securities Act of 1933, as amended, and, in connection therewith, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

             V. The Letter of Representation has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 6 therein.

            VI.  The consummation by the Company of the
transactions contemplated in the Letter of Representation, and the fulfillment by the Company of the terms of the Loan Agreement and the Letter of Representation, will not result in a breach of any of the terms or provisions of, or constitute a default under the Charter or By-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument, the terms of which are known to us to which the Company is now a party, except where such breach or default would not have a material adverse effect on the business, properties or financial condition of the Company.

                 Other than with respect to the opinion
expressed regarding the Official Statement under paragraph II, we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to matters in the Official Statement. We have generally reviewed and discussed with certain officers and employees of the Company, its counsel, its independent public accountants, Bond Counsel, and your representatives the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated, nothing has come to our attention that would lead us to believe that the Official Statement, as amended or supplemented (except the information regarding the exclusion from gross income for federal income tax purposes of interest on the Bonds or the financial statements and other financial or statistical data included or incorporated by reference therein, as to which we express no opinion), at its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 We are members of the New York Bar and do not hold ourselves out as experts on the laws of Florida. We do not pass upon matters relating to the incorporation of the Company. We have relied, with your consent, upon an opinion of even date herewith addressed to you by Steel Hector & Davis, West Palm Beach, Florida, counsel for the Company, as to all matters of Florida law addressed in such opinion. As to all matters of New York law, Steel Hector & Davis is hereby authorized to rely upon this opinion as though it were rendered to Steel Hector & Davis. With respect to the opinion expressed in paragraph IV above, we have relied, with your consent, upon the opinions of even date herewith rendered to you by Squire, Sanders & Dempsey, as Bond Counsel, that the interest on the Bonds is excluded from gross income for federal income tax purposes and we have made no independent factual investigation with respect to such exclusion.

Very truly yours,

        (Letterhead of Reid & Priest)

March 29, 1994



Martin County
2401 S.E. Monterey Road
Stuart, Florida  34996


Ladies and Gentlemen:

                 Referring to the sale by Martin County,
Florida today of $19,400,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994, we hand you herewith signed copies of our opinion of even date herewith to March 29, 1994 (the "Underwriters") and authorize you to treat said opinion as having been rendered to you as well as to the Underwriter.

Very truly yours,

                  EXHIBIT E

(Letterhead of Winthrop, Stimson, Putnam & Roberts)

March 29, 1994



Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

   (the "Underwriters" named in the Underwriting
   Agreement dated March 28, 1994 (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

                 We have acted as counsel for you in
connection with your purchase from Martin County, Florida (the "Issuer") of $19,400,000 aggregate principal amount of the Issuer's Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994 (the "Bonds"), issued under a Trust Indenture, dated as of March 1, 1994 (the "Indenture"), by and between the Issuer and First Union National Bank of Florida, as trustee (the "Trustee"), pursuant to the Agreement, and in connection with the related (1) Loan Agreement, dated as of March 1, 1994 (the "Loan Agreement"), by and between Florida Power & Light Company (the "Company") and the Issuer; (2) Letter of Representation, dated March 28, 1994 (the "Letter of Representation"), from the Company to the Issuer and the Underwriter; and (3) Official Statement, dated March 28, 1994, including Appendix A and all documents incorporated by reference therein (the "Official Statement").

                 We have, with your consent, relied upon the opinion of even date herewith addressed to you by Steel Hector & Davis, counsel for the Company, as to matters covered in such opinion relating to the laws of the State of Florida. We have reviewed such opinion and believe it is satisfactory and that you and we are justified in relying thereon. With respect to the opinion expressed in paragraph (4) below, we have, with your consent, relied on the opinion of even date herewith of Squire, Sanders & Dempsey, as Bond Counsel, that interest on the Bonds is excluded from gross income for federal income tax purposes and have made no independent factual investigation with respect to such exclusion. We have also examined such documents and satisfied ourselves as to such other matters as we have deemed necessary in order to enable us to express the opinion set forth below.

                 In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                 We are of the opinion that:

            (1) The Loan Agreement has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provision contained in Section 7.3 therein.

            (2) The Loan Agreement is being executed and delivered pursuant to the authority contained in orders of the Florida Public Service Commission, which authority is adequate to permit such action. To the best of our knowledge, said authorization is still in full force and effect, and no further approval, authorization, consent or order of any public board or body is legally required for the performance of the Company's obligations under the Loan Agreement.

            (3)  The statements made in the Official
Statement under the captions "The Series 1994 Bonds", "The Agreements", and "The Indentures", insofar as they purport to constitute summaries of the terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

            (4)  The offer and sale of the Bonds do not
require registration of the Bonds under the Securities Act of 1933, as amended, and, in connection therewith, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

            (5) The Letter of Representation has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, except that we express no opinion as to the enforceability of the indemnification provisions of Section 6 thereof.

                 While we have examined the Official
Statement, we have necessarily assumed the correctness and completeness of the statements made or included therein, or constituting a part thereof, and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph (3) above. In the course of the preparation of the Official Statement, we had conferences with certain of the Company's officers and representatives, with counsel for the Company, with Deloitte & Touche, the independent public accountants who audited certain of the financial statements included in the Official Statement, with Bond Counsel and with your representative. We call to your attention that there is no statutory or regulatory provision authorizing the incorporation by reference of information in documents such as the Official Statement. Our examination of the Official Statement, and our discussions in the above-mentioned conferences, did not disclose to us any information which gives us reason to believe that the Official Statement, at its issue date and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion or belief as to the financial statements and other financial or statistical data contained in or incorporated by reference in the Official Statement or the information regarding exclusion from gross income for federal income tax purposes of interest on the Bonds or as to the incorporation of the Company.

                 This opinion is rendered to you in
connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission.

Very truly yours,

                  EXHIBIT F

        FLORIDA POWER & LIGHT COMPANY




          LETTER OF REPRESENTATION



March 28, 1994


Martin County
Stuart, Florida

Goldman, Sachs & Co.
New York, New York

Bear, Stearns & Co. Inc.
New York, New York

   (the "Underwriters" named in the Underwriting
   Agreement dated the date hereof (the "Agreement") relating to the Bonds referred to below)

Ladies and Gentlemen:

                 In consideration of the issuance and sale by Martin County, Florida (the "Issuer") of $19,400,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994 (the "Bonds") and the purchase of the Bonds by the Underwriters pursuant to the Agreement, Florida Power & Light Company (the "Company") represents, warrants and covenants to and agrees with the Issuer and the Underwriters, and the Issuer and the Underwriters by their acceptance hereof agree with the Company as follows (all terms not specifically defined in this Letter of Representation shall have the same meanings herein as in the Agreement):

             1.  Representations and Warranties of the
Company.  The Company represents and warrants that:

                 (a)  When the Official Statement shall be
              issued and at the Closing Date, the Official
              Statement, as it may be amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated by reference), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this subsection (a) shall not apply to statements in or omissions from the Official Statement under the captions "Tax Exemption", "Underwriting" and "Disclosure Required By Florida Blue Sky Regulations" (except for the second sentence of the first paragraph thereof) or in Appendices B, C, D, E and F or in the statements on the cover page with respect to the initial public offering price, tax exemption or terms of offering or in the statement on the third page with respect to stabilization of the market price of the Bonds by the Underwriters.

                 (b) The documents incorporated by reference in Appendix A to the Official Statement, as amended or supplemented, fully complied, at the time they were filed with the Securities and Exchange Commission
              (the "Commission"), in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable instructions, rules and regulations of the Commission thereunder.

                 (c)  The financial statements contained or
              incorporated by reference in Appendix A to the Official Statement present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; and such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Official Statement.

                 (d)  Since the respective most recent dates
              as of which information is given in the Official Statement, as it may be amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated by reference), there has not been any material adverse change in the business, properties or financial condition of the Company nor has any material transaction been entered into by the Company, other than changes and transactions reflected in or contemplated by the Official Statement, as it may be amended or supplemented, and transactions in the ordinary course of business. The Company does not have any material contingent obligation which is not reflected in or contemplated by the Official Statement, as it may be amended or supplemented.

                 (e)  The consummation of the transactions
              contemplated herein and in the Official Statement and the fulfillment of the terms of the Loan Agreement and this Letter of Representation, on the part of the Company to be fulfilled, have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its Restated Articles of Incorporation, as amended (the "Charter"), by-laws (the "By-laws") and applicable law, and this Letter of Representation constitutes, and the Loan Agreement when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and general equity principles, and subject to any principles of public policy limiting the right to enforce the indemnification provisions contained in Section 6 herein and
              Section 7.3 of the Loan Agreement.

                 (f)  The consummation of the transactions
              contemplated herein and in the Official Statement and the fulfillment of the terms of the Loan Agreement and this Letter of Representation will not result in a breach of any of the terms or provisions of, or constitute a default under the Charter or By-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party, except where such breach or default would not have a material adverse effect on the business, properties, or financial condition of the Company.

                 (g) The terms and conditions of the Agreement as they relate to the Company and the Company's participation in the transactions contemplated thereby are satisfactory to it.

                 (h) The Company has approved the use prior to the date hereof of the Preliminary Official Statement, dated March 23, 1994, in connection with the offering of the Bonds.

             2.  Covenants of the Company.  The Company
agrees that:

                 (a) At its expense, it will cause to be prepared and, upon the approval of and authorization by the Issuer, furnished to the Underwriters as many copies of the Official Statement (as amended or supplemented from time to time, but excluding any documents incorporated by reference therein) as the Underwriters may reasonably request for the public offering of the Bonds. At its expense, it will cause to be prepared and furnished to the Underwriters one copy of each of the documents incorporated by reference in the Official Statement, as it may be amended or supplemented, and as many additional copies of such documents incorporated by reference as shall be requested of the Underwriters by prospective purchasers of the Bonds.

                 (b) During the period ending 25 days after the end of the underwriting period as defined in Rule 15c2-12 of the Exchange Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur which, in the Company's opinion, should be set forth in a supplement to or in an amendment of the Official Statement in order to make the Official Statement not misleading in the light of the circumstances when it is delivered to a purchaser, the Company will either
              (i) prepare and furnish to the Underwriters at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Official Statement or (ii) make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act, which will, in either case, supplement or amend the Official Statement so that as supplemented or amended it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Official Statement is delivered to a purchaser, not misleading; provided, that should such event relate solely to activities of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

                 (c)  It will furnish such proper
              information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such jurisdictions as the Underwriters may designate, provided that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process, under the laws of any jurisdiction, or to meet other requirements deemed by the Company to be unduly burdensome.

                 (d)  It will not take or omit to take any
              action the taking or omission of which would cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Indenture and the Loan Agreement as they are amended from time to time.

             3.  Expenses.

                 (a)  Upon the issuance and delivery of the
              Bonds by the Issuer to the Underwriters, the Company will pay, or cause to be paid, all expenses and costs incident to the authorization, issuance, printing, sale and delivery, as the case may be, of the underwriting papers, the Bonds, the Preliminary Official Statement, the Official Statement, this Letter of Representation and the blue sky survey, including without limitation (A) any taxes, other than transfer taxes, in connection with the issuance of the Bonds hereunder; (B) any rating agency fees; (C) fees of the Trustee; (D) the fees and disbursements of Bond Counsel and counsel to the Issuer and the Company; (E) the fees to the Issuer; and (F) the fees and disbursements of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters; and (G) the fees and disbursements (including filing fees) of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, in connection with the qualification of the Bonds for sale under the securities or blue sky laws of various jurisdictions, not in excess, however, of an aggregate of $5,000.

                 (b) If the Agreement is terminated in accordance with the provisions of Section 6 or 7(b) thereof, the Company will pay all the expenses referred to in subsection (a) of this Section 3, and the reasonable out-of-pocket expenses of the Underwriters, not in excess, however, of an aggregate of $5,000, the Underwriters to pay the remainder of their expenses.

                 (c) If the Agreement is terminated in accordance with the provisions of Section 7(a) thereof, the Company will pay all the expenses referred to in subsection (a) of this Section 3, the Underwriters to pay the remainder of its expenses.

                 (d) If the Underwriters shall fail or refuse, otherwise than for some reason sufficient to justify, in accordance with the terms of the Agreement, the cancellation or termination of their obligation thereunder, to purchase and pay for the Bonds as provided in Section 2 thereof, the Underwriters will pay all the expenses referred to in subsection (a) of this
              Section 3.

                 (e)  The Issuer shall not in any event be
              liable to the Underwriters for any expenses or costs incident to the issuance and sale of the Bonds nor for damages on account of loss of anticipated profits. The Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits. Nothing herein shall be construed to relieve the Underwriters of their liability for their default under the Agreement.

             4. Conditions of the Company's Obligation. The obligation of the Company to participate in the transactions contemplated herein and in the Official Statement shall be subject to the condition that, on the Closing Date, there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the participation of the Company in such transactions, and containing no provision unacceptable to the Company by reason or the fact that it is materially adverse to the Company, it being understood that no authorization in effect at the time of execution of this Letter of Representation contains any such unacceptable provision. In case the aforesaid condition shall not have been fulfilled, this Letter of Representation and the Company's obligation to participate in the transactions contemplated herein and in the Official Statement may be terminated by the Company, upon mailing or delivering written notice thereof to the Underwriters.

             5.  Representation of the Issuer.  The
acceptance and confirmation of this Letter of Representation by the Issuer shall constitute a representation and warranty by the Issuer to the Company that the representations and warranties contained in
Section 3 of the Agreement are true as of the date hereof and will be true in all material respects as of the Closing Date.

             6.  Indemnification.

                 (a)  The Company agrees to indemnify and
              hold harmless the Issuer and any official or employee thereof, each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses
              (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary
              Official Statement, including any documents incorporated therein by reference, or in the Official Statement, as amended or supplemented (if any amendments or supplements thereto, including documents incorporated by reference, shall have been furnished), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 6 shall not apply to any Underwriters (or any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, under the captions "Tax Exemption" (except to the extent that such statement or omission is based upon an untrue statement of or an omission to state, or an alleged untrue statement of or omission to state, a material fact in the engineering facts and representations and conclusions of the Company concerning the Project (as defined in the Loan Agreement) contained in the closing certificate furnished to Squire, Sanders
              & Dempsey, as Bond Counsel, and except to the extent that such statement or omission is based upon the Company's continuing compliance with Section 148(f) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) and "Underwriting" or in the statements on the cover page with respect to the initial public offering price, tax exemption or terms of offering or in the statement on the third page with respect to stabilization of the market price of the Bonds by the Underwriters; and provided, further, that the indemnity agreement contained in this Section 6 shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of Bonds to any person if such Underwriter shall have failed to send or give to such person (i) with or prior to the written confirmation of such sale, a copy of the Official Statement or the Official Statement as amended or supplemented, if any amendments or supplements thereto shall have been timely furnished at or prior to the time of written confirmation of the sale involved, but exclusive of any documents incorporated by reference therein unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement is not corrected in such amendment or supplement at the time of confirmation, or (ii) with or prior to the delivery of such Bonds to such person, a copy of any amendment or supplement to the Official Statement which shall have been furnished subsequent to such written confirmation and prior to the delivery of such Bonds to such person, exclusive of any documents incorporated by reference therein unless, with respect to the delivery of any amendment or supplement, the alleged omission or alleged untrue statement was not corrected in such amendment or supplement at the time of such delivery. The Issuer and each Underwriter agree to notify promptly the Company, the Issuer and the other Underwriter, as the case may be, of the commencement of any litigation or proceedings against it, any of its aforesaid officials or employees or any person controlling it as aforesaid, in connection with the issuance and sale of the Bonds.

                 (b)  Each Underwriter agrees to indemnify
              and hold harmless the Issuer and any official or employee thereof, and the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Official Statement, as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to information contained under the caption "Underwriting" or in the statements on the cover page with respect to the initial public offering price and terms of offering or in the statement on the third page with respect to stabilization of the market price of the Bonds by the Underwriters. The Issuer and the Company agree promptly to notify the Underwriters, the Issuer and the Company, as the case may be, of the commencement of any litigation or proceedings against it, any of its aforesaid officials or employees, or any of its aforesaid officers and directors or any person controlling it as aforesaid, in connection with the issuance and sale of the Bonds.

                 (c) The Company, each Underwriter and the Issuer each agree that, upon the receipt of notice of the commencement of any action against it, any of its aforesaid officers and directors, any of its aforesaid officials or employees or any person controlling it as aforesaid, as the case may be, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties satisfactory to the indemnified party or parties and who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

             7. Miscellaneous. The validity and interpretation of this Letter of Representation shall be governed by the law of the State of New York. This Letter of Representation shall inure to the benefit of the Company, the Issuer, the Underwriters and, with respect to the provisions of Section 6 hereof, each official, employee, officer, director and controlling person referred to in said Section 6, and their respective successors. Nothing in this Letter of Representation is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Letter of Representation or any provision herein contained. The term "successors" as used herein shall not include any purchaser, as such purchaser, of any Bonds from or through the Underwriters.

                 The indemnity agreements of the Company and the Underwriters contained in Section 6 hereof and the representations of the Company and the Issuer contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Issuer or any official or employee thereof, the underwriters or any controlling person thereof, or the Company or any director, officer or controlling person thereof, and shall survive the delivery of the Bonds. The agreements contained in Section 3 hereof to pay expenses shall survive the termination of the Agreement and this Letter of Representation.

                 This Letter of Representation may be
executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same agreement. This Letter of Representation shall become effective upon the execution and acceptance thereof and the effectiveness of the Agreement, and it shall terminate as provided in Section 4 hereof or upon the termination of the Agreement.

             8. Notices. All communications hereunder shall be in writing or by telegram and, if to the Underwriter, shall be mailed or delivered to them or, if to the Issuer, shall be mailed or delivered to it at Martin County, 2401 S.E. Monterey Road, Stuart, Florida 34996
Attention: Chairman of the Board of County Commissioners or, if to the Company, shall be mailed or delivered to Florida Power & Light Company, 700 Universe Boulevard, Juno Beach, Florida 33408-8801, Attention:
Treasurer.
                 If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter agreement and your acceptance shall constitute a binding agreement between us.

                                Very truly yours,

                                Florida Power & Light Company



                                By:
                                     Treasurer

Accepted and confirmed as of the date first above written:



Martin County, Florida


By:
     Chairman of the Board of County
     Commissioners of Martin County, Florida


Approved by the County          Attest:
Attorney as to Form:



By:
     County Attorney for        Clerk of the Board of County
     Martin County, Florida     Commissioners of Martin County, Florida



Goldman, Sachs & Co.




(Goldman, Sachs & Co.)



Bear, Stearns & Co. Inc.



By: